Exhibit 99.1

Cabot Corporation Reports First Quarter EPS of $0.31, Adjusted EPS of $0.66

Segment profits drive 5% year over year improvement in adjusted EPS

BOSTON--(BUSINESS WIRE)--January 30, 2013--Cabot Corporation (NYSE: CBT) today announced results for its first quarter of fiscal 2013.

Key Highlights

  Total segment EBIT improves 11% year over year
  Purification Solutions adds $7 million EBIT in the first quarter
  Specialty Fluids EBIT sequential decline of $11 million due to lower rental activity
  Royalties from Elastomer Composites licensing agreement with Michelin running through 2022

(In millions, except per share amounts)	First Quarter
	2013	2012

Net sales	$820	$762
Net income attributable to Cabot Corporation	$20	$46

Net earnings per share attributable to Cabot Corporation	$0.31	$0.71
Less adjustments:
Net (loss) income per share from discontinued operations	$(0.02)	$0.16
Certain items per share	$(0.33)	$(0.08)
Adjusted EPS	$0.66	$0.63

Commenting on the results, Patrick Prevost, Cabot’s President and CEO, said, “Our businesses yielded an improvement in year over year adjusted earnings per share despite the challenging macroeconomic environment. We made significant progress on several strategic initiatives during the quarter. We received royalties and another planned milestone payment from our Elastomer Composites technology licensing agreement with Michelin. It is a significant event as we have entered the next phase of our exclusive agreement for use of our technology in tire applications. The agreement and the associated royalties will extend through 2022. We also experienced a 25% increase in year over year Fumed Metal Oxides volumes through the launch of new products and the utilization of our new capacity. However, we experienced a substantially lower level of activity in our Specialty Fluids Business and a weak economic environment negatively affected our volumes and utilization levels in our Reinforcement Materials and Performance Materials Segments.”

Prevost continued, “The integration of Norit is going very well and we are pleased with our progress in this area. Our carbon black energy recovery and yield technology investments and the completion of our Fumed Metal Oxides expansion in Barry, Wales are on track. Across the company, we continue to optimize our fixed and variable cost structure as well as our ability to efficiently supply our global customer base.”

Financial Detail

For the first quarter of fiscal 2013, net income attributable to Cabot Corporation was $20 million ($0.31 per diluted common share), which includes a per share charge of $0.35, principally for acquisition-related expenses, restructuring, discontinued operations and tax-related certain items. Adjusted EPS for the first quarter of fiscal 2013 was $0.66 per share, which was an improvement of $0.03 compared to the first quarter of fiscal 2012.

Segment Results

Reinforcement Materials -- First quarter fiscal 2013 EBIT in Reinforcement Materials decreased by $5 million compared to the same quarter of fiscal 2012 as higher unit margins were offset by 3% lower volumes and higher manufacturing costs. Sequentially, EBIT increased $9 million due to higher unit margins and lower manufacturing costs that were partially offset by 4% lower volumes. With 2012 tire sales in OECD countries at their lowest level in the last three years, global tire production was negatively impacted. Our volumes this quarter reflect this weakness in underlying demand across most geographies.

Global and regional volume changes for Reinforcement Materials for the first quarter of fiscal 2013 as compared to the same quarter of the prior year and the fourth quarter of fiscal 2012 are included in the table below:

	First Quarter Year over Year Change	First Quarter Sequential Change
Global	(3%)	(4%)
Japan	(11%)	(4%)
Southeast Asia	(10%)	2%
China	5%	(5%)
Europe, Middle East, Africa	(13%)	(6%)
North America	(4%)	(3%)
South America	6%	(2%)

Performance Materials -- First quarter fiscal 2013 EBIT in Performance Materials increased by $5 million compared to the first quarter of fiscal 2012. The increase was driven by 25% higher volumes in Fumed Metal Oxides from new product introductions and the utilization of new capacity. Segment results also benefitted from lower manufacturing costs. These benefits were partially offset by 13% lower Specialty Carbons and Compounds volumes. Sequentially, Performance Materials EBIT decreased by $8 million, principally due to seasonally lower volumes in Fumed Metal Oxides, which experienced a 5% decline, and 18% lower volumes in Specialty Carbons and Compounds. These declines were partially offset by lower manufacturing costs.

Advanced Technologies -- For the first quarter of fiscal 2013, EBIT in Advanced Technologies increased by $2 million compared to the first quarter of fiscal 2012. The EBIT increase resulted principally from restructuring cost savings and from improved performance in Elastomer Composites, which had higher volumes and received royalties and a technology milestone payment. These benefits were partially offset by weaker performance from lower activity levels in Specialty Fluids. Sequentially, Advanced Technologies EBIT decreased by $9 million principally due to an $11 million decline in EBIT performance in Specialty Fluids, which was only partially offset by restructuring cost savings and an elastomer composites technology milestone payment.

Purification Solutions -- On July 31, 2012, we completed the acquisition of Norit N.V. For the first quarter of fiscal 2013, EBIT in Purification Solutions was $7 million.

Stand-alone Norit financial results, excluding purchase accounting impacts, for the three months ended December 31, 2012, resulted in adjusted EBITDA of $20 million, which is a decrease of $3 million compared to the same quarter of fiscal 2012. The decrease in adjusted EBITDA was driven by higher manufacturing costs and a 2% decrease in volumes driven by lower sales to the gas and air purification end markets partially offset by growth in other end markets. Sequentially, adjusted EBITDA improved $1 million as compared to the three months ended September 30, 2012. The increase was driven by a favorable product mix and lower fixed costs, but was partially offset by seasonally lower volumes.

Cash Performance -- The Company ended the first quarter of fiscal 2013 with a cash balance of $91 million, a decrease of $29 million from the fourth quarter of fiscal 2012. The decrease was driven by capital expenditures of $62 million and an increase in net working capital. These uses were partially offset by solid operating results.

Taxes -- During the first quarter of fiscal 2013, the Company recorded a net tax provision of $19 million, including a charge from tax certain items of $7 million. Excluding the impact of certain items, the operating tax rate on continuing operations for the first quarter of fiscal 2013 was 27%.

Outlook

“We remain cautious about the near-term as we are seeing mixed results across our portfolio of businesses,” Prevost said, commenting on the outlook for the Company. “We expect global tire demand to remain weak through the second fiscal quarter. We also expect the U.S. coal-fired utilities market to continue to be affected by the low price of natural gas. In our Performance Materials Segment, we have seen strong volume improvements in all businesses in the month of January. Overall, we anticipate demand to recover through 2013 and we are well positioned to capture volume growth as a result of the capacity expansions we have made. Over the last three years, we have improved our margin structure through our pricing initiatives, investment in operational excellence and the introduction of new products, which will continue to drive earnings growth.”

Earnings Call

The Company will host a conference call with industry analysts at 2 p.m. ET on Thursday, January 31, 2013. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is the world’s No. 1 producer of rubber and specialty grade carbon black, activated carbons, inkjet colorants and cesium formate drilling fluids and has market-leading positions in fumed silica, aerogel, and elastomer composites. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our ability to meet our long-term financial targets, actions that will drive earnings growth, and demand for our products, including when we expect demand to recover and expectations for growth, are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about Cabot's businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to changes in raw material costs; lower than expected demand for our products; the loss of one or more of our important customers; our inability to complete capacity expansions as planned; the timing of implementation of environmental regulations; our failure to develop new products or to keep pace with technological developments; patent rights of others; the timely commercialization of products under development (which may be disrupted or delayed by technical difficulties, market acceptance, competitors' new products, as well as difficulties in moving from the experimental stage to the production stage); demand for our customers' products; competitors' reactions to market conditions; delays in the successful integration of structural changes, including acquisitions or joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries where we do business; and severe weather events that cause business interruptions, including plant and power outages or disruptions in supplier or customer operations. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, Total segment earnings before interest and taxes, “Total Segment EBIT”, operating tax rate and adjusted EBITDA, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income (loss) from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income (loss) from continuing operations before income taxes and equity in net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision.

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of Adjusted EBITDA from segment EBIT for the first quarter of fiscal 2013 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2012	2011

Net sales and other operating revenues	$820	$762

Cost of sales	673	619

Gross profit	147	143

Selling and administrative expenses	73	65

Research and technical expenses	19	17
Income from operations	55	61

Other income and (expense)

Interest and dividend income	1	1

Interest expense	(16)	(10)

Other income	1	3

Total other income and (expense)	(14)	(6)

Income from continuing operations before income taxes and equity in net earnings of affiliated companies
	41	55

Provision for income taxes	(19)	(16)

Equity in net earnings of affiliated companies, net of tax	3	1

Income from continuing operations	25	40

(Loss) Income from discontinued operations, net of tax (A)	(1)	11

Net income	24	51

Net income attributable to noncontrolling interests, net of tax	4	5

Net income attributable to Cabot Corporation	$20	$46

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.33	$0.55

Discontinued operations (A)	(0.02)	0.16

Net income attributable to Cabot Corporation	$0.31	$0.71

Weighted average common shares outstanding
Diluted	64.1	64.2

(A) Amounts relate to the divesture of the Supermetals Business.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2012	2011

Sales

Reinforcement Materials	$475	$489

Performance Materials	196	205
Specialty Carbons and Compounds	132	151
Fumed metal oxides	64	54

Advanced Technologies	38	39
Inkjet colorants	16	15
Aerogel	5	4
Security Materials	1	2
Elastomer Composites	8	4
Specialty Fluids	8	14

Purification Solutions	93	-

Segment sales	802	733

Unallocated and other (A)	18	29

Net sales and other operating revenues	$820	$762

Segment Earnings Before Interest and Taxes

Reinforcement Materials	$50	$55

Performance Materials	26	21

Advanced Technologies	7	5

Purification Solutions	7	-

Total Segment Earnings Before Interest and Taxes (B)	90	81

Unallocated and Other

Interest expense	(16)	(10)
Certain items (C)	(20)	(5)
Unallocated corporate costs	(13)	(14)
General unallocated income (D)	3	4
Less: Equity in net earnings of affiliated companies, net of tax	(3)	(1)

Income from continuing operations before income taxes and equity in
net earnings of affiliated companies	41	55

Provision for income taxes (including tax certain items)	(19)	(16)

Equity in net earnings of affiliated companies, net of tax	3	1

Income from continuing operations	25	40

(Loss) Income from discontinued operations, net of tax (E)	(1)	11

Net income	24	51

Net income attributable to noncontrolling interests, net of tax	4	5

Net income attributable to Cabot Corporation	$20	$46

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.33	$0.55

Discontinued operations (E)	(0.02)	0.16

Net income attributable to Cabot Corporation	$0.31	$0.71

Adjusted earnings per share

Adjusted EPS (F)	$0.66	$0.63

Weighted average common shares outstanding

Diluted	64.1	64.2

(A)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue and the removal of 100% of the sales of an equity method affiliate.
(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net earnings of affiliated companies, royalty income, and allocated corporate costs.
(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.
(D)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.
(E)	Amounts relate to the divesture of the Supermetals business.
(F)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS table.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
	2012	2012
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$91	$120
Accounts and notes receivable, net of reserve for doubtful accounts of $5	619	687
Inventories:
Raw materials	143	131
Work in process	5	5
Finished goods	393	351
Other	46	46
Total inventories	587	533
Prepaid expenses and other current assets	82	71
Deferred income taxes	36	32
Total current assets	1,415	1,443

Net property, plant and equipment	1,566	1,552

Goodwill	494	480
Equity affiliates	116	115
Intangible assets, net	318	330
Assets held for rent	48	46
Notes receivable for sale of business	225	242
Deferred income taxes	98	94
Other assets	96	97

Total assets	$4,376	$4,399

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
	2012	2012
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable to banks	$72	$62
Accounts payable and accrued liabilities	504	606
Income taxes payable	27	59
Deferred income taxes	6	7
Current portion of long-term debt	188	185
Total current liabilities	797	919

Long-term debt	1,241	1,172
Deferred income taxes	54	55
Other liabilities	315	314

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 63,740,510 and 63,600,928 shares
Outstanding: 63,994,075 and 63,347,362 shares	64	64
Less cost of 253,565 and 253,565 shares of common treasury stock	(8)	(8)
Additional paid-in capital	22	20
Retained earnings	1,660	1,653
Deferred employee benefits	(7)	(8)
Accumulated other comprehensive income	107	92
Total Cabot Corporation stockholders' equity	1,838	1,813
Noncontrolling interests	131	126
Total equity	1,969	1,939
Total liabilities and equity	$4,376	$4,399

CABOT CORPORATION

	Fiscal 2012					Fiscal 2013
Dollars in millions, except per share amounts (unaudited)
	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	489	534	517	479	2,019	475	-	-	-	475
Performance Materials	205	235	247	227	914	196	-	-	-	196
Specialty Carbons and Compounds	151	173	181	159	664	132	-	-	-	132
Fumed metal oxides	54	62	66	68	250	64	-	-	-	64
Advanced Technologies	39	57	57	57	210	38	-	-	-	38
Inkjet colorants	15	15	18	18	66	16	-	-	-	16
Aerogel	4	5	3	6	18	5	-	-	-	5
Security Materials	2	3	2	2	9	1	-	-	-	1
Elastomer Composites	4	7	6	6	23	8	-	-	-	8
Specialty Fluids	14	27	28	25	94	8	-	-	-	8
Purification Solutions (A)	-	-	-	61	61	93	-	-	-	93
Segment Sales	733	826	821	824	3,204	802	-	-	-	802
Unallocated and other (B)	29	18	25	24	96	18	-	-	-	18

Net sales and other operating revenues	$762	$844	$846	$848	$3,300	$820	$-	$-	$-	$820

Segment Earnings Before Interest and Taxes
Reinforcement Materials	55	72	59	41	227	50	-	-	-	50
Performance Materials	21	35	38	34	128	26	-	-	-	26
Advanced Technologies	5	16	12	16	49	7	-	-	-	7
Purification Solutions (A)	-	-	-	5	5	7	-	-	-	7
Total Segment Earnings Before Interest and Taxes (C)	81	123	109	96	409	90	-	-	-	90

Unallocated and Other
Interest expense	(10)	(9)	(11)	(16)	(46)	(16)	-	-	-	(16)
Certain items (D)	(5)	(9)	(7)	(30)	(51)	(20)	-	-	-	(20)
Unallocated corporate costs	(14)	(18)	(12)	(12)	(56)	(13)	-	-	-	(13)
General unallocated income (expense) (E)	4	(8)	3	1	-	3	-	-	-	3
Less: Equity in net earnings of affiliated companies, net of tax	(1)	(3)	(4)	(3)	(11)	(3)	-	-	-	(3)

Income from continuing operations before income taxes and equity in net earnings of affiliated companies
	55	76	78	36	245	41	-	-	-	41

Provision for income taxes (including tax certain items)	(16)	(23)	(16)	-	(55)	(19)	-	-	-	(19)
Equity in net earnings of affiliated companies, net of tax	1	3	4	3	11	3	-	-	-	3

Income from continuing operations	40	56	66	39	201	25	-	-	-	25
Income (loss) from discontinued operations, net of tax (F)	11	189	4	1	205	(1)	-	-	-	(1)

Net income	51	245	70	40	406	24	-	-	-	24

Net income attributable to noncontrolling interests, net of tax	5	5	4	4	18	4	-	-	-	4

Net income attributable to Cabot Corporation	$46	$240	$66	$36	$388	$20	$-	$-	$-	$20

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$0.55	$0.78	$0.96	$0.54	$2.83	$0.33	$-	$-	$-	$0.33
Discontinued operations (F)	0.16	2.92	0.06	0.02	3.16	(0.02)	-	-	-	(0.02)

Net income attributable to Cabot Corporation	$0.71	$3.70	$1.02	$0.56	$5.99	$0.31	$-	$-	$-	$0.31

Adjusted earnings per share

Adjusted EPS (G)	$0.63	$0.96	$1.00	$0.73	$3.32	$0.66	$-	$-	$-	$0.66

Weighted average common shares outstanding
Diluted	64.2	64.0	64.3	64.2	64.2	64.1	-	-	-	64.1

(A)	Purification Solutions includes two months of results in fiscal 2012 due to the acquisition of Norit N.V. by Cabot Corporation on July 31, 2012.
(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue and the removal of 100% of the sales of an equity method affiliate.
(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net earnings of affiliated companies, royalty income, and allocated corporate costs.
(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.
(E)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.
(F)	Amounts relate to the divesture of the Supermetals business.
(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS table.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended December 31
Dollars in millions, except per share amounts (unaudited)			Three Months
			2012	2012	2011	2011
			$	per share(A)	$	per share(A)

Certain items before and after income taxes

Global restructuring activities			$(6)	(0.06)	$(3)	(0.04)

Acquisition related charges			(14)	(0.15)	—	—

Environmental reserves and legal settlements			—	—	(2)	(0.02)

Certain items before tax			(20)	(0.21)	(5)	(0.06)

Tax impact of certain items			6		1

Certain items after tax			(14)	(0.21)	(4)	(0.06)

Tax-related certain items

Tax impact of certain foreign exchange losses			(7)	(0.11)	—	—

Discrete tax items			—	(0.01)	(2)	(0.02)

Total tax-related certain items			(7)	(0.12)	(2)	(0.02)

Total certain items after tax			(21)	(0.33)	(6)	(0.08)

Discontinued operations after income taxes (B)

CSM business divestiture after tax			(1)	(0.02)	11	0.16

Total discontinued operations after tax			$(1)	$(0.02)	$11	0.16

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended December 31
Dollars in millions, Pre-Tax (unaudited)			2012	2011

Statement of Operations Line Item (C)

Cost of Sales			$(14)	$(3)

Selling and administrative expenses			(5)	(2)

Research and technical expenses			$(1)	—

Total certain items			$(20)	$(5)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended December 31
Dollars in millions (unaudited)			2012	2011

Reconciliation of Provision for income taxes, excluding certain items to Provision for income taxes

Provision for income taxes			$(19)	$(16)

Tax impact of certain items			6	1

Less: Tax related certain items			(7)	(2)

Provision for income taxes, excluding certain items			$(18)	$(15)

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2012 and FISCAL 2013
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2012(A)						Fiscal 2013(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2012 YTD		Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2013 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$0.71	$3.70	$1.02	$0.56	$5.99		$0.31				$0.31
Less: Net income per share from discontinued operations(B)	0.16	2.92	0.06	0.02	3.16		(0.02)				(0.02)
Net income per share from continuing operations	$0.55	$0.78	$0.96	$0.54	$2.83		$0.33				$0.33
Less: Certain items after tax	(0.08)	(0.18)	(0.04)	(0.19)	(0.49)		(0.33)				(0.33)
Adjusted earnings per share	$0.63	$0.96	$1.00	$0.73	$3.32		$0.66				$0.66

(A)	Per share amounts are calculated after tax.
(B)	Amounts relate primarily to the divesture of the Supermetals Business.
(C)	This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.